================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /x/
Filed by a party other than the registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Materials Pursuant to Exchange Act Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                              MET-PRO CORPORATION
                (Name of registrant as specified in its charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box)::
/x/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5) Total fee paid:
--------------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
/ /  Check box if any part of fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3) Filing Party:
--------------------------------------------------------------------------------
     (4) Date Filed:
================================================================================

                                     MET-PRO
                                   CORPORATION

               160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438


                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                           TO BE HELD ON JUNE 3, 1998



To the Stockholders of
MET-PRO CORPORATION:

            Notice is hereby given that the Annual Meeting of Stockholders of MET-PRO CORPORATION, a Delaware corporation (the "Company"), will be held at the DOUBLETREE GUEST SUITES, 640 WEST GERMANTOWN PIKE (AT HICKORY ROAD) IN PLYMOUTH MEETING, PENNSYLVANIA, on June 3, 1998, at the hour of 11:30 a.m. for the following purposes:

            1. To elect two Directors to serve until the 2001 Annual
               Meeting of Stockholders, one Director to serve until the 2000 Annual Meeting of Stockholders and one Director to serve until the 1999 Annual Meeting of Stockholders.

            2. To ratify the selection of Margolis & Company P.C. as
               independent certified public accountants for the Company's fiscal year ending January 31, 1999.

            3. To transact such other business as may properly come before the meeting.

            Only stockholders of record at the close of business on April 10, 1998 are entitled to notice of and to vote at such meeting or any adjournment thereof.


                                              Gary J. Morgan,
                                              Secretary


Harleysville, Pennsylvania
April 24, 1998




            Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. The proxy may be revoked at any time before it is voted, and stockholders executing proxies may attend the meeting and vote there in person, should they so desire.

                              MET-PRO CORPORATION
               160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438

                                ---------------
                                PROXY STATEMENT
                                ---------------


            The Board of Directors of Met-Pro Corporation (the "Company" or "Met-Pro") presents this proxy statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on June 3, 1998. All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted for the named nominee to the Company's Board of Directors and in favor of each of the other proposals set forth in the Notice of the Annual Meeting of Stockholders and described in this Proxy Statement. Management does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxyholders will have to vote for a substitute or alternate nominee. In the event that any other matter should come before the meeting or the nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted by written notice to such effect received by the Company, 160 Cassell Road, Harleysville, Pennsylvania 19438, attention: President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails.

            The total number of shares of Common Stock of the Company outstanding as of April 10, 1998 was 6,999,298 (excluding treasury shares). The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only stockholders of record as of the close of business on April 10, 1998 will be entitled to vote. All matters submitted at the Annual Meeting, other than the election of Directors, are determined by a majority of the votes cast. Directors are elected by a plurality of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees as Directors, by proxies that are marked "abstain" on other proposals, and by proxies that are marked to deny discretionary authority on other matters will not be counted in determining whether a majority vote was obtained in such matters. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

            A list of stockholders entitled to vote at the meeting will be available at the Company's offices, 160 Cassell Road, Harleysville, Pennsylvania, for a period of ten days prior to the meeting for examination by any stockholder.

            These proxy materials were first mailed to stockholders of the Company on or about April 24, 1998.



                            1. ELECTION OF DIRECTORS

            At the meeting, four Directors, William L. Kacin, Nicholas DeBenedictis, Gary J. Morgan and Jeffrey H. Nicholas, are to be elected to serve for terms that expire at the 2001, 2001, 2000 and 1999 Annual Meetings, respectively. Richard P. Klopp, whose term as a Director will expire at the 1998 Annual Meeting, is not standing for reelection, having reached the mandatory retirement age for Directors. Information regarding the Board's four nominees is set forth at page 2. Information regarding the Directors whose terms expire in 2000, 1999 and 1998 is set forth at page 3.

            Unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the person(s) listed below as nominee(s) for the term set forth below. Management has no reason to believe that the nominee(s) will not be available or will not serve if elected, but if they should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other person(s) as may be nominated.

            The following sets forth certain information as to the nominees for election as Directors and for each other person whose term of office as a Director will continue after this Annual Meeting of Stockholders:


                                                                                                              NUMBER AND
                                                                                                         PERCENTAGE OF SHARES
                                                                                                            OF COMMON STOCK
                                                                                             YEAR         OWNED BENEFICIALLY
                                                                                             FIRST           (DIRECTLY OR
                                                                                             BECAME        INDIRECTLY) AS OF
NAME                      AGE                      PRINCIPAL OCCUPATION                     DIRECTOR       APRIL 10, 1998(1)
----                      ---                      --------------------                     --------      -------------------

                                             NOMINEES FOR TERM TO EXPIRE IN 2001
William L. Kacin          66              Mr. Kacin has been the President, Chief             1993          100,438(2)   1.4%
                                          Executive Officer and a Director of the
                                          Company since February 1993. Prior to that,
                                          he was Vice President and General Manager
                                          of the Company's Sethco Division for
                                          seventeen years.

Nicholas DeBenedictis     51              Mr. DeBenedictis is Chairman of the Board,          1997            2,000       *
                                          President and Chief Executive Officer of
                                          Philadelphia Suburban Corporation and
                                          Chairman of the Board of Philadelphia
                                          Suburban Water Company, positions that he
                                          has held for more than five years.

                                             NOMINEE FOR TERM TO EXPIRE IN 2000

Gary J. Morgan            43              Mr. Morgan has been the Vice President of           1998            8,489(3)    *
                                          Finance, Secretary, Treasurer and Chief
                                          Financial Officer of the Company since
                                          October 1997. He is a Certified Public
                                          Accountant. Prior thereto, for more than
                                          five years, Mr. Morgan was the Company's
                                          Corporate Controller. He has been employed
                                          by the Company since 1980.

                                             NOMINEE FOR TERM TO EXPIRE IN 1999

Jeffrey H. Nicholas       44              Mr. Nicholas is a partner in the Corporate          1998            2,423      *
                                          Department of the Philadelphia law firm of
                                          Fox, Rothschild, O'Brien & Frankel, LLP,
                                          working primarily out of the Lawrenceville,
                                          New Jersey office. Mr. Nicholas has practiced
                                          law since 1981. His practice areas include
                                          securities and corporate finance, general
                                          corporate and commercial law matters. He
                                          has served as the Company's Chief Counsel
                                          for two years.

(1) Any securities not currently outstanding, but subject to options exercisable by such shareholders within 60 days of April 10, 1998, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such persons.

(2) The number of shares held by Mr. Kacin include currently exercisable options to purchase an aggregate of 46,875 shares of the Company's Common Stock and 20,565 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Plan.

(3) The number of shares held by Mr. Morgan include currently exercisable options to purchase an aggregate of 3,000 shares of the Company's Common Stock and 5,489 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Plan.

(*) Less than one percent of the Company's outstanding shares of Common Stock.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                        THE ABOVE NOMINEES AS DIRECTORS.


                                                                                                             NUMBER AND
                                                                                                        PERCENTAGE OF SHARES
                                                                                                           OF COMMON STOCK
                                                                                             YEAR         OWNED BENEFICIALLY
                                                                                             FIRST          (DIRECTLY OR
                                                                                             BECAME       INDIRECTLY) AS OF
NAME                      AGE                      PRINCIPAL OCCUPATION                     DIRECTOR      APRIL 10, 1998(1)
----                      ---                      --------------------                     --------     -------------------

                                             DIRECTORS WHOSE TERM EXPIRES IN 2000
Alan Lawley               64              Dr. Lawley is the Grosvenor Professor of            1990           33,985(2)    *
                                          Metallurgy in the Department of Materials
                                          Engineering at Drexel University, Philadelphia,
                                          Pennsylvania, where he has been employed as
                                          a professor for more than five years. He
                                          is a Fellow of ASM, a former President of
                                          the Metallurgical Society (1982) and of
                                          AIME (1987), and is Editor-in-Chief of
                                          the International Journal of Powder
                                          Metallurgy. He is an expert in physical and
                                          mechanical metallurgy, powder metallurgy,
                                          composite materials, and materials engineering
                                          design. He has consulted, lectured and
                                          published in these areas.

Thomas F. Hayes           75              Mr. Hayes was President of Philadelphia             1985           23,500       *
                                          Gear Corporation, a privately held
                                          corporation, from 1969 to 1984, when he
                                          retired. He is a West Point graduate,
                                          and a member of the board of Managers of
                                          Beneficial Savings Bank, Philadelphia,
                                          Pennsylvania, and a former Director of
                                          PM Company, Philadelphia, Pennsylvania.

                                             DIRECTOR WHOSE TERM EXPIRES IN 1999

Walter A. Everett         76              Mr. Everett is the former President and             1968           65,275(3)    *
                                          current Chairman of the Board of the
                                          Company. Except for a brief period prior
                                          to August 15, 1990, he has been a Director
                                          of the Company for the past twenty-eight
                                          years.

                                             DIRECTOR WHOSE TERM EXPIRES IN 1998

Richard P. Klopp          77              Mr. Klopp, from 1968 to 1983, was Chairman          1987           71,603(4)    1.0%
                                          of the Board, President and Chief Executive
                                          Officer of Catalytic, Inc., a company
                                          engaged in the design and manufacture of
                                          equipment related to the chemical and
                                          petrochemical industries. Mr. Klopp is
                                          presently retired.


(1) Any securities not currently outstanding, but subject to options exercisable by such shareholders within 60 days of April 10, 1998, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such persons.

(2) The number of shares held by Mr. Lawley include currently exercisable options to purchase an aggregate of 9,000 shares of the Company's Common Stock.

(3) The number of shares held by Mr. Everett include currently exercisable options to purchase an aggregate of 10,000 shares of the Company's Common Stock.

(4) The number of shares held by Mr. Klopp include currently exercisable options to purchase an aggregate of 10,000 shares of the Company's Common Stock.

(*) Less than one percent of the Company's outstanding shares of Common Stock.

                        BOARD AND COMMITTEE PARTICIPATION

            The Board of Directors of the Company held six (6) meetings during the fiscal year ended January 31, 1998. All Directors were in attendance at each of such meetings.

            The Audit Committee of the Board (composed of Mr. Hayes, Chairman, and Dr. Lawley) reviews the activities of the Company's independent auditors (including fees, services and scope of the audit), reviews the Company's internal audit policies and procedures and the preparation of the Company's financial statements, and reports and makes recommendations to the Board with respect thereto. The Audit Committee met once during fiscal 1998.

            The Compensation Committee of the Board (composed of Mr. Klopp, Chairman, and Dr. Lawley) reviews and recommends to the Board appropriate action with respect to all matters pertaining to compensation of officers and other key employees of the Company. See the Committee's report on page 6 of this proxy statement. The Compensation Committee met once in fiscal 1998.

            The Stock Option Committee (composed of Mr. Hayes, Chairman, and Mr. Klopp) met four times during fiscal 1998.

            The Company does not have a nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole. It has been, and continues to be, the Board's policy to entertain stockholder recommendations for prospective Board nominees. Any such recommendations may be submitted to the Board, in writing, addressed to Walter A. Everett, Chairman.

            Non-employee Directors currently receive a fee of $1,250 per regular meeting, but no fee for committee meetings, telephone meetings or stockholder meetings. A retainer fee of $7,500 per year is also paid to all Directors in quarterly installments.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

            Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers and Directors were complied with during the fiscal year ended January 31, 1998, except for the inadvertent failure by Thomas F. Hayes to report on Form 4 in the fiscal year ended January 31, 1998, the transfer of shares by way of gift for the benefit of his children and grandchildren. Such transfer was reported by Thomas F. Hayes on Form 5 on February 9, 1998.

                           PRINCIPAL SECURITY HOLDERS

            The following table sets forth as of April 10, 1998 the number and percentage of shares held by all persons who, to the knowledge of the Company's management, are the record and/or beneficial owners of, or who otherwise exercise voting or dispositive control over, 5% or more of the Company's outstanding shares of Common Stock and the holdings of all of the Company's officers and Directors as a group:

NAME AND ADDRESS                                                                                   APPROXIMATE
OF OWNER OR                                                   AMOUNT OF                             PERCENTAGE
IDENTITY OF GROUP                                            SHARES OWNED                           OF CLASS(1)
-----------------                                            ------------                          ------------

Dimensional Fund Advisors, Inc.                               411,119 (2)                               5.8%
1299 Ocean Avenue
Santa Monica, CA 90401

Emerald Advisor, Inc.                                         388,290 (3)                               5.4%
1857 William Penn Way
Lancaster, PA  17601

All officers and Directors as a group                         585,420 (4)(5)(6)                         8.2%
(16 persons)

---------------------
(1) Any securities not currently outstanding, but subject to options exercisable by such shareholders within 60 days of April 10, 1998, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such persons.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 411,119 shares of Met-Pro Corporation stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) Emerald Advisor, Inc., a registered investment advisor, is deemed to have beneficial ownership of 388,290 shares of Met-Pro Corporation stock, per
    Schedule 13G, as most recently filed with the Securities and Exchange Commission on February 13, 1998.

(4) The number of shares held by all sixteen officers and Directors as a group include currently exercisable options to purchase an aggregate of 141,375 shares of the Company's Common Stock and 76,376 shares of Common Stock beneficially held through the Met-Pro Corporation Employee Stock Ownership Plan.

(5) Excludes 24,539 shares beneficially owned by Carl W. Dean's wife and children, as to which he disclaims any beneficial interest.

(6) Includes 40,816 shares of Common Stock held in escrow, pursuant to the acquisition of Strobic Air Corporation on September 12, 1996, for the benefit of Lynn T. Secrest.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for reviewing compensation plans, programs and policies relating to cash remuneration, monitoring performance and cash compensation of executive officers and reporting to the Board concerning that area of executive compensation. In formulating its recommendations, the Committee considers the Company's after-tax earnings and sales volume as compared to previous years, taking into account expenditures generated in pursuit of long-term growth objectives.

        Officers' salaries are keyed to maintaining compensation at competitive levels to assure continued availability of highly qualified personnel, with due consideration given to economic conditions in the locale where officers are employed.

        Compensation opportunities consist of year-end salary increases and bonuses. Salary increases for Vice Presidents managing the Company's divisions or subsidiaries are based on managerial performance, significant problem solving, cost control, contribution of a division or subsidiary to pre-tax earnings, development of new products, exploitation of markets and other growth factors. Salary increases and bonuses of the Chief Executive Officer and the Financial Vice President are based on the overall financial results of operations and their perceived skills, as demonstrated in problem solving and daily management, as well as in planning and carrying out short-term and long-term objectives.

        The Company's bonus program for officers is not designed to establish a category of "at risk" compensation. It is rather an extra award for satisfactory to exceptional performance. Where bonuses are granted, they generally range from 3% to 10% of annual salary, but can be as high as 25% in cases of unusual achievement.

        The Chief Executive Officer presents to the Committee a written evaluation of each officer's performance and his recommendation as to salary increases and bonuses and this is carefully considered by the Committee and discussed with the Chairman of the Board and the Chief Executive Officer.

                                             Richard P. Klopp (Chairman)
                                             Dr. Alan Lawley

December 17, 1997

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

            The following table shows, for the fiscal years ended January 31, 1996, 1997 and 1998, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company where cash compensation exceeded $100,000 (the "Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION                               LONG-TERM COMPENSATION
                                             ----------------------------------------               -------------------------------
                                                                                                                  AWARDS
                                                                                                                  ------

                                                                                                                       ALL OTHER
NAME AND PRINCIPAL                                            SALARY            BONUS                  OPTIONS        COMPENSATION
     POSITION                                 YEAR             ($)               ($)                     (#)              ($)(1)
------------------                            ----            ------            -----                  -------         -----------
W. A. Everett                                 1998           $121,500               $0                  10,000             $2,838
    Chairman                                  1997            121,500                0                  13,500 (2)          3,252
                                              1996            121,500                0                       0              3,627

W. L. Kacin                                   1998           $272,500          $60,000                       0             $3,738
    President & Chief                         1997            251,750           50,000                       0              4,014
    Executive Officer                         1996            234,625           42,000                  30,000 (2)          4,477

L. T. Secrest                                 1998           $251,250           $5,000                       0             $3,738
    Vice President &                          1997             93,750          350,000 (3)               7,500              4,014
    General Manager
    Strobic Air Corporation

W. F. Moffitt (4)                             1998           $165,308               $0                       0             $3,738
    Vice President Finance,                   1997            153,750           30,000                       0              4,014
    Secretary/Treasurer,                      1996            143,750           24,000                  18,000 (2)          4,477
    Chief Financial Officer

R. J. De Hont                                 1998           $101,500          $18,000                        0            $2,791
    Vice President &                          1997             94,750           10,000                        0             2,804
    General Manager                           1996             59,865            3,000                    9,000 (2)             0
    Fybroc Division

M. A. Betchaver                               1998           $101,000          $12,000                        0            $2,640
    Vice President &                          1997             93,875           12,000                        0             2,834
    General Manager                           1996             87,125           12,000                   13,500 (2)         2,959
    Sethco Division

----------------
(1) The total amount shown in this column for all fiscal years are contributions to the Salaried Employee Stock Ownership Trust (ESOT) as described on page
    9. There are no other Long-Term Compensation Programs other than a Pension Plan and Directors' Retirement Plans as discussed on page 9.

(2) Adjusted for 3-for-2 stock split which occurred on July 8, 1996.

(3) Reference "Employment Agreement" on page 9 for detailed commentary.

(4) Mr. Moffitt resigned in August 1997. Pursuant to a severance agreement, the Company continued Mr. Moffitt's salary and benefits through February 28, 1998. The amounts shown reflect compensation paid through January 31, 1998.

STOCK OPTION PLANS

            The Company's 1987 Stock Option Plan (the "1987 Plan") was adopted by the Company's Board of Directors on April 9, 1987 and by its stockholders on June 3, 1987. The Company's 1992 Stock Option Plan (the "1992 Plan") was adopted by the Company's Board of Directors on October 10, 1991 and by its stockholders on June 3, 1992. The Company's 1997 Stock Option Plan (the "1997 Plan") was adopted by the Company's Board of Directors on February 24, 1997 and by its stockholders on June 4, 1997. The 1987 Plan terminated on April 9, 1997, the 1992 Plan terminates on October 10, 2001 and the 1997 Plan terminates on February 24, 2007.

            These Plans provide for the grant of options ("Incentive Stock Options"), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as well as options which are not intended to satisfy such requirements ("Nonstatutory Stock Options"). The total number of shares of the Company's Common Stock which may be issued pursuant to the 1992 Plan and the 1997 Plan may not exceed one hundred thousand (100,000) and three hundred fifty thousand (350,000) shares, respectively, plus an indeterminate number of additional shares resulting from anti-dilution adjustments.

            On October 27, 1997, the Company granted Nonstatutory Stock Options to buy 10,000 shares each at $12.00 per share to Mr. Everett and Mr. Klopp. Subsequent to the end of the fiscal year, Incentive Stock Options to buy a total of 9,000 shares were also granted to one officer at market price. The following table relates to an option which expires on February 24, 2007.

                                                                                                POTENTIAL REALIZABLE VALUE
                                           NUMBER OF             PERCENTAGE OF                  OF ASSUMED ANNUAL RATES OF
                                           SECURITIES            TOTAL OPTIONS                   STOCK PRICE APPRECIATION
                                           UNDERLYING              GRANTED TO                        FOR OPTION TERM
                                            OPTIONS                EMPLOYEES                         ---------------
  NAME                                      GRANTED              IN FISCAL YEAR              5% ($)                       10% ($)
-------                                    ----------            --------------              ------                       -------
    (a)                                       (b)                     (c)                     (d)                           (e)

W. A. Everett                                10,000                  34.48%                 $47,250                       $49,500
W. L. Kacin                                       0                       -                       -                             -
L. T. Secrest                                     0                       -                       -                             -
W. F. Moffitt                                     0                       -                       -                             -
R. J. De Hont                                     0                       -                       -                             -
M. A. Betchaver                                   0                       -                       -                             -

OPTION EXERCISES AND HOLDINGS

        The following table sets forth information with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the fiscal year ended January 31, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR END OPTION VALUE

                                                                                                           VALUE OF UNEXERCISED
                                         SHARES                              NUMBER OF UNEXERCISED             IN-THE-MONEY
                                        ACQUIRED                                  OPTIONS AT                 OPTIONS AT FY-END
                                          ON               VALUE                  FY-END (#)                       ($)(2)
                                        EXERCISE          REALIZED         --------------------------     --------------------------
NAME                                      (#)              ($) (1)         EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
----                                    --------          --------         -----------  -------------     -----------  -------------
W. A. Everett                           13,500             $90,281            10,000                0         $ 35,000     $     0
W. L. Kacin                                  0                   0            46,875                0          365,063           0
L. T. Secrest                                0                   0             5,000            2,500           13,125       6,563
W. F. Moffitt                                0                   0            40,500                0          345,510           0
R. J. De Hont                                0                   0             9,000                0           57,780           0
M. A. Betchaver                              0                   0            12,000                0           77,040           0

--------------
(1) Market rate of underlying securities at date of exercise, minus the exercise price.

(2) Market value of underlying securities at year-end, minus the exercise price.

DIRECTORS' RETIREMENT PLAN

         With a view to encouraging long-term service by Directors and continuity of management, while making such service more attractive to possible replacements when necessary, the Company adopted a deferred compensation program for the Directors on October 12, 1994. The Plan provides that Directors who have completed six (6) years of service will be eligible to receive deferred compensation after they cease to serve or reach age 70, whichever last occurs. Payment will be made in annual installments based on $1,000 for each year of service as a Director, up to a maximum of $10,000, and for a period equal to the length of service, up to a maximum of 15 installments. Directors who have served as a Chief Executive Officer for at least six years will be eligible to receive additional annual deferred compensation at the rate of $1,000 for each year of service as an officer and/or Director, up to a maximum of $20,000, for a period equal to the length of such service, up to twenty (20) years. In the event of death before payments have been completed, the remaining annuity payments will be paid to the Director's surviving spouse. If there is no surviving spouse, a lump sum payment will be paid to the Director's estate equal to the total amount payable over ten years, less the total paid prior to death.

         If a Director's services are terminated at or after a "change in control" of the Company, the Director is entitled to an immediate lump sum payment of the benefits then applicable to such Director, and future payments due under the Plan to former Directors shall be accelerated and shall be immediately due and payable. For purposes of the Plan, a "change in control" shall be deemed to occur if any person or group of persons as defined shall become the beneficial owner of 30% or more of the Company's voting securities, or there shall be a change in the majority composition of a Company's Board of Directors, or the stockholders of the Company shall approve a merger or other similar reorganization in which the persons who were stockholders of the Company prior to such merger do not immediately thereafter own more than 50% of the voting securities of the Company.

EMPLOYMENT AGREEMENT

         In connection with the Company's acquisition by way of merger of Strobic Air Corporation on September 12, 1996, the Company entered into a three-year employment agreement with Lynn T. Secrest to serve as Vice President and General Manager of the Company's new wholly owned subsidiary. The agreement provided for an initial bonus of $350,000, and an annual salary of $250,000, payable in semi-monthly installments. The agreement provides for a bonus in the amount of $150,000 payable on the last day of the employment agreement. The Company has no other employment agreements.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

         Mr. Kacin is party to a written agreement with the Company which provides that in the event the Company terminates his employment, other than for cause, within nine (9) months following a change of control, or if Mr. Kacin voluntarily terminates such employment within nine (9) months subsequent to a change of control, the Company shall be obligated to pay him a sum of money equal to two (2) years' base compensation. Payment would be made in a lump sum upon cessation of employment or, at such person's option, in equal monthly installments over a two (2) year period. Change of control is defined under the agreement as either the acquisition by any person or group of persons acting in concert of 35% or more beneficial ownership of the Company's voting securities or a change in the majority composition of the Company's Board of Directors. The base annual salary currently payable to Mr. Kacin is $300,000.

         The Directors' Retirement Plan also provides for the payment of certain benefits in the event of a change of control, as discussed above.

SALARIED EMPLOYEE STOCK OWNERSHIP PLAN

         Pursuant to the Company's Salaried Employee Stock Ownership Plan (the "Ownership Plan"), the Company makes discretionary contributions to the Company's Salaried Employee Stock Ownership Trust (the "Trust") either in cash or in Company Common Stock. The Trust uses the cash contributions and dividends received to purchase shares of the Company's Common Stock. All full-time salaried employees who are at least 21 years of age and who have been employed by the Company on a full-time basis for at least one year are eligible to participate in the Ownership Plan. All shares acquired by the Trust are allocated to the accounts of eligible employees based on their respective salaries. Employees nearing retirement have discretion to diversify a portion of their investment. During the Company's three fiscal years ended January 31, 1998, the Company made contributions to the Trust in the aggregate amount of $9,717 for Walter A. Everett, $12,229 for William L. Kacin, $7,752 for Lynn T. Secrest, $12,229 for William F. Moffitt, $5,595 for Raymond J. De Hont, $8,433 for Mark A. Betchaver and $87,280 for all executive officers as a group (11 persons).

PENSION PLAN

            Participants in the Company's pension plans receive retirement income based on their salaries for the final five years of service, their age at retirement and their total number of years of service to the Company. The following table indicates the estimated benefits payable for various salary levels upon retirement at age 65, after 20, 25, 30 and 35 years of credited service to the Company:


                                                                YEARS OF SERVICE
                                                                ----------------
FINAL FIVE YEAR AVERAGE SALARY               20                25                30               35
------------------------------               --                --                --               --

         $ 50,000                         $10,000           $12,500           $15,000           $17,500
           75,000                          15,000            18,750            22,500            26,250
          100,000                          20,000            25,000            30,000            35,000
          125,000                          25,000            31,250            37,500            43,750
          150,000                          30,000            37,500            45,000            52,500


            Costs of the Company's pension plans are not and cannot be readily allocated to individual employees. The Company's contributions to these plans during its fiscal year ended January 31, 1998 approximated 1.0% of the total remuneration paid to all plan participants.

CERTAIN TRANSACTIONS

            During the year ended January 31, 1998, the Company paid professional fees and costs aggregating $62,156 to the two law firms in which Jeffrey H. Nicholas, the Company's Chief Counsel and a Director of the Company, was a partner.

                               PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                              Met-Pro Corporation,
                     AMEX Market Index and Peer Group Index



 $350      ------------------------------------------------------------------
          |                                                                #  |
          |                                                                   |
          |                                                                   |
  300     |------------------------------------------------------------------ |
          |                                                     #          &  |
          |                                                                   |
          |                                                                   |
  250     |------------------------------------------------------------------ |
          |                                                                   |
          |                                                                   |
          |                                          #          &             |
  200     |------------------------------------------------------------------ |
          |                                                                   |
          |                                                                   |
          |                               #          &                      * |
  150     |------------------------------------------------------------------ |
          |                    #&                    *          *             |
          |                     *         &                                   |
          |      #&*                      *                                   |
  100      ------------------------------------------------------------------
                1993          1994       1995       1996       1997       1998




Met-Pro Corporation   #        100.00        137.61        164.35        215.18        299.28        344.59
Peer Group Index      &        100.00        124.38        120.77        165.62        223.84        285.20
AMEX Market Index     *        100.00        119.40        104.21        133.57        143.76        163.98

  (A) The graph above compares the performance of Met-Pro Corporation with that of the AMEX Market Index and a Peer Group made up of the following securities: Alanco Environmental Resources; Ampco-Pittsburgh Corporation; ATMI, Inc.; BHA Group Holdings, Inc.; Camco International, Inc.; Crown Andersen, Inc.; Daw Technologies, Inc.; Donaldson Company, Inc.; Dresser Industries, Inc.; Environ Elements Corporation; Environmental Tectonics; Farr Company; First South Africa Corporation; Flanders Corporation; Flow International Corporation; Gorman-Rupp Company; Grayco Inc.; Haskel International, Inc.; Helisys, Inc.; Idex Corporation; IMO Industries, Inc.; Imtec, Inc.; Industrial Acoustics, Inc.; Interlake Corporation; Ionic Fuel Technology; Iteq, Inc.; La-Man Corporation; Met-Pro Corporation; MFRI, Inc.; Nordson Corporation; Osmonics, Inc.; Peerless Manufacturing; Pentair, Inc.; Regal-Beloit Corporation; Robbins & Myers, Inc.; Roper Industries, Inc.; Soligen Technologies, Inc.; Spinnaker Industries; Stake Technologies, Ltd.; Sundstrand Corporation; Taylor Devices, Inc.; TB Woods Corporation; Thermatrix, Inc.; Trion, Inc.; Tyco International, Ltd.; and Waste Technology Corporation.

  (B) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 31, 1993 in each of Met-Pro Corporation, the AMEX Market Index and the Peer Group Index.

  (C) The Company was required to develop a "Peer Group Index" for the fiscal year ended January 31, 1998 and the last five (5) preceding years, based on selected Standard Industry Codes to replace the AMEX Capital Goods Index which was discontinued by the American Stock Exchange as of December 31, 1996.

              2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Margolis & Company P.C. as independent certified public accountants to the Company to serve until the next Annual Meeting of Stockholders, unless such employment shall be earlier terminated. That firm, which has acted as independent auditors of the Company's accounts since 1971, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

         A representative of Margolis & Company P.C. is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF MARGOLIS & COMPANY P.C. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 31, 1999.



                               3. OTHER BUSINESS

         The Board of Directors is not aware of any other matters to come before this Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgement in such matters.



                             STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Harleysville, Pennsylvania, by January 1, 1999, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.




                                                   Gary J. Morgan,
                                                   Secretary


Harleysville, Pennsylvania
April 24, 1998




THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO WILLIAM L. KACIN, PRESIDENT, MET-PRO CORPORATION, 160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438.

                                                                         PROXY

                              MET-PRO CORPORATION
                                160 Cassell Road
                        Harleysville, Pennsylvania 19438

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Walter A. Everett and Thomas F. Hayes as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Met-Pro Corporation held of record by the undersigned on April 10, 1998 at the Annual Meeting of Stockholders to be held on June 3, 1998 or any adjournment thereof.

                          (Continued on reverse side)


                              FOLD AND DETACH HERE

This Proxy when properly executed will be voted in the manner directed here by the undersigned stockholders. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

                                                              Please mark
                                                             your votes as  /X/
                                                             indicated in
                                                             this example

1. Election of Directors
   Two Directors for a term expiring in 2001:
            WILLIAM L. KACIN,
            NICHOLAS DeBENEDICTIS
                                                   FOR        WITHOLD AUTHORITY
   One Director for a term expiring in 2000:                    To Vote For
            GARY J. MORGAN
   One Director for a term expiring in 1999:
            JEFFREY H. NICHOLAS


   (To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows)

   -------------------------------------------------

   -------------------------------------------------

2. Proposal to Ratify the Appointment of Margolis &
   Company P.C. as independent auditors.


   FOR           AGAINST             ABSTAIN





3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


   Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Dated: _______________________________________________, 1998

   ____________________________________________________________
                          Signature

   ____________________________________________________________
                  Signature if jointly held

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
   USING THE ENCLOSED ENVELOPE



                              FOLD AND DETACH HERE